                                                                     EXHIBIT 3.3



                            CERTIFICATE OF CHANGE OF

                      PROGRAMMED BOOKKEEPING SYSTEMS, INC.







                                                      STATE OF NEW YORK
                                                     DEPARTMENT OF STATE

                                                      FILED JUL 15 1971


                                                      TAX  $    None
                                                          --------------
                                                      FILING FEE $  1.0
                                                                --------


                                                  /s/ [SIGNATURE ILLEGIBLE]
                                                 ----------------------------
                                                      Secretary of State


                                                 By  /s/ [SIGNATURE ILLEGIBLE]
                                                    ----------------------------
                                                              41 QUEENS






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                             CERTIFICATE OF CHANGE

                                       OF

                      PROGRAMMED BOOKKEEPING SYSTEMS, INC.

              UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

        WE, THE UNDERSIGNED, EDWARD C. HOROWITZ and GARY PERLMUTTER being respectively the President and the Secretary of PROGRAMMED BOOKKEEPING SYSTEMS, INC. hereby certify:

        1. The name of the corporation is PROGRAMMED BOOKKEEPING SYSTEMS, INC.

        2. The certificate of incorporation of said corporation was filed by the department of state on the 18th day of September 1968.

        3. The following change was authorized by the Board of Directors:

        To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o Loecher & Zukerman, 150 East 35th Street, New York, New York to c/o Loecher Solomon & Zukerman, 666 Fifth Avenue, New York, New York 10019.

        IN WITNESS WHEREOF, we have signed this certificate on the 21st day of June, 1971 and we affirm the statements contained therein as true under penalties of perjury.

                                        /s/ EDWARD C. HOROWITZ
                                        ---------------------------------------

                                        /s/ GARY PERLMUTTER
                                        ---------------------------------------


Sworn to me the 21st day of June 1971

           HAROLD FRIEDMAN
 [copy illegible], State of New York
           [copy illegible]
  [copy illegible] in Nassau County
     Term Expires March 30, 1972

/s/ HAROLD FRIEDMAN
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